UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2024

Kingfish Holding Corporation
(Exact name of registrant as specified in charter)

Delaware	000-52375	20-4838580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 62nd Street Circle East, Bradenton, Florida	34208
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 487-3653

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

The Company does not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934 (“Exchange Act”) and is currently subject only to the reporting requirements of Section 15(d) of the Exchange Act. As a result, the Company is not subject to the proxy rules under Section 14(a) of the Exchange Act.

However, in connection with the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) of Kingfish Holding Corporation, a Delaware corporation (the “Company”), as described in greater detail in Item 8.01 below, the Company will distribute to its stockholders a Notice of Annual Meeting and Information Statement (“Information Statement”) relating to the matters to be considered and voted on by the Company’s stockholders at such meeting.  A copy of the Information Statement is attached hereto as Exhibit 99.1.

The information included in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On February 13, 2024, the Board of Directors of the Company determined to hold the Company’s 2024 Annual Meeting at the offices of Carlton Fields, P.A. at 4221 W. Boy Scout Boulevard, Tampa, Florida 33607 on March 15, 2024, at 1 p.m. Tampa, Florida time.

At the 2024 Annual Meeting, stockholders of the Company will be asked to: (a) to elect three directors as members of the Board of Directors of the Company, (b) consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 28, 2022, as amended by the First Amendment to the Agreement and Plan of Merger, dated as of March 31, 2023, by the Second Amendment to the Agreement and Plan of Merger, dated as of August 18, 2023, and by a letter agreement amending the Agreement and Plan of Merger, dated December 15, 2023  (collectively, the “Merger Agreement”), by and between the Company and Renovo Resource Solutions, Inc., a Florida corporation (“Renovo”),  pursuant to which Renovo will be merged with and into the Company (the “Merger”), with the Company as the surviving legal entity, and each share of  Renovo common stock being converted into the right to receive 6,000 shares of the Company’s common stock (after giving effect to the Reverse Stock Split described below), resulting in the issuance of an aggregate of 600,000 shares of the Company’s common stock pursuant to the Merger, (c) to consider and approve a proposal to amend our Amended and Restated Certificate of Incorporation in accordance with the Merger Agreement to effect a reverse stock split whereby each 500 shares of our common stock will be converted in to one share of our common stock (“Reverse Stock Split”), a revision to our authorized capital stock if the Reverse Stock Split is effectuated, and adoption of certain officers indemnification provisions; (d) to ratify the selection of Accell Audit & Compliance, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024 (“Auditor Ratification”) and (e) to transact such other business which is properly brought up at the Annual Meeting or any adjournment thereof

Only stockholders of record at the close of business on February 13, 2024 will be entitled to receive notice of, and to vote at, the 2024 Annual Meeting or any adjournments thereof.  The Company will not be soliciting any proxies in connection with the 2024 Annual Meeting. Stockholders of the Company wishing to vote on the above proposals will need to either personally attend or have properly designated a proxy attend the Annual Meeting in person and vote at the meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Notice of Annual Meeting and Information Statement, dated as of February 13, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGFISH HOLDING CORPORATION

Date: February 13, 2024	By:	/s/ Ted Sparling
Ted Sparling
President and Chief Executive Officer

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